Exhibit 5.1

300 COLORADO STREET SUITE 1800 AUSTIN, TX 78701 TELEPHONE: 512.617.0650 FACSIMILE: 737.910.0730 WWW.MOFO.COM	austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

March 27, 2024

Board of Directors

Sky Harbour Group Corporation
136 Tower Road, Suite 205

Westchester County Airport

White Plains, NY 10604

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Sky Harbour Group Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including (a) a base prospectus (the “Base Prospectus”) relating to the proposed public offering from time to time, on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, of up to $200,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) Class A common stock, $0.0001 par value per share (the “Class A Common Stock”); (ii) preferred stock, $0.0001 par value per share, in one or more series (the “Preferred Stock”); (iii) depositary receipts representing Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase any of the securities listed above (the “Warrants”); and (v) units consisting of any combination of the securities listed above (the “Units” and, together with the Class A Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, the “Securities”) and (b) a sales agreement prospectus (the “ATM Prospectus”) relating to the sale through B. Riley Securities, Inc., as the sales agent (“Sales Agent”), from time to time by the Company of shares of Class A Common Stock having an aggregate offering price of up to $100,000,000 (the “ATM Shares”), pursuant to the Registration Statement, the ATM Prospectus, and that certain At Market Issuance Agreement, dated March 27, 2024, between the Sales Agent and the Company (the “Sales Agreement”).

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the Base Prospectus and as will be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Sales of the ATM Shares will be made pursuant to the Registration Statement and the ATM Prospectus, and will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the Securities Act.

Board of Directors

Sky Harbour Group Corporation

March 27, 2024

Page Two

As counsel for the Company, we have examined the Sales Agreement, the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and bylaws and applicable provisions of Delaware corporate law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iv) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution identified therein as depositary; (vii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (viii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as rights agent; (ix) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; (x) the Company will remain a Delaware corporation; (xi) upon the issuance of any Securities that are shares of Class A Common Stock, including Class A Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Class A Common Stock (“Common Securities”), the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Charter; (xii) upon the issuance of any Securities that are shares of Preferred Stock, including Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xiii) with respect to any Preferred Securities, a Certificate of Designations setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the Delaware Secretary of State prior to their issuance (the “Preferred Filings”); (xiv) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Base Prospectus; (xv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xvi) the laws of the State of New York will be the governing law with respect to any deposit agreement, warrant agreement or warrant agreement; and (xvii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

Board of Directors

Sky Harbour Group Corporation

March 27, 2024

Page Three

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the deposit agreement for any Depositary Shares, under the warrant agreement for any Warrants, and under the unit agreement for any Units, namely, the depositary, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement, warrant agreement or rights agreement, as applicable; that such deposit agreement, warrant agreement or unit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement, warrant agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such deposit agreement, warrant agreement or unit agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.         Upon completion of the Board Action, the Common Securities (other than the ATM Shares to which our opinion is expressed in paragraph 6 below) will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

2.         Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

Board of Directors

Sky Harbour Group Corporation

March 27, 2024

Page Four

3.         The depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

4.         The Warrants, upon completion of the Board Action and the due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

5.         Upon completion of the Board Action to approve and establish the terms of the Units and the due execution and delivery of a unit agreement relating to the Units on behalf of the Company and the unit agent named therein, the Units will be duly authorized.

6.         Upon completion of the Board Action and the issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the ATM Prospectus and the Sales Agreement, the ATM Shares will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)         limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)         rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)         general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. As used herein, the term “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

Board of Directors

Sky Harbour Group Corporation

March 27, 2024

Page Five

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the Base Prospectus and the ATM Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours, /s/ Morrison & Foerster LLP Morrison & Foerster LLP